FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2015

Marlborough, Mass. (February 4, 2016) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.978 billion during the fourth quarter ended December 31, 2015. This represents 10 percent operational revenue growth (constant currency basis, excluding divested businesses) and 5 percent revenue growth on a reported basis, all compared to the prior year period. The company achieved adjusted earnings per share of $0.26 for the period, compared to $0.22 a year ago, and reported a GAAP loss of $(0.11) per share, compared to a GAAP loss of $(0.23) a year ago.

For the year ended December 31, 2015, the company achieved full year sales of $7.477 billion, representing 8 percent operational revenue growth and 1 percent revenue growth on a reported basis. The company delivered full year adjusted earnings per share of $0.93, compared to $0.84 in 2014 and reported a GAAP loss of $(0.18) per share, compared to a GAAP loss of $(0.09) in the prior year period.

“Our accomplishments in 2015 demonstrate our continued momentum and track record of consistent performance across our businesses and geographies,” said Mike Mahoney, president and chief executive officer, Boston Scientific. “The products and programs we brought to market through organic development and acquisitions, complemented by our innovative pipeline and continued global expansion, will benefit even more patients in 2016 and beyond.”

Fourth quarter financial results and recent developments:

•
Achieved fourth quarter sales of $1.978 billion, compared to the company's guidance range of $1.970 to $2.010 billion, representing 10 percent operational revenue growth and 5 percent revenue growth on a reported basis, all compared to the prior year period.

•
Grew organic revenue 5 percent in the fourth quarter over the prior year period. Organic revenue growth excludes the impact of sales from divested businesses, changes in foreign currency exchange rates and sales from the acquisition of the American Medical Systems (AMS) male urology portfolio.

•
Delivered fourth quarter adjusted earnings per share of $0.26, compared to the guidance range of $0.23 to $0.25 per share, and reported a GAAP loss of $(0.11) per share compared to the company’s guidance range of $0.10 to $0.13 per share, primarily due to litigation-related charges.

•
Achieved fourth quarter operational revenue growth of 23 percent in MedSurg (7 percent organic), 7 percent operational and organic revenue growth in Cardiovascular, and flat sales on an operational and organic basis in Rhythm Management, all on a constant currency basis over the prior year period.

•
Delivered strong operational revenue growth across all three major regions. Achieved 12 percent growth in the U.S. (5 percent organic), 10 percent growth in Europe (5 percent organic) and 7 percent growth (6 percent organic) in AMEA (Asia, Middle East and Africa), all on a constant currency basis over the prior year period. Delivered 16 percent operational revenue growth (15 percent organic) in Emerging Markets.

•
Launched the SYNERGY™ Stent System in the United States and Japan and initiated the EVOLVE Short DAPT clinical trial to assess the duration of dual anti-platelet therapy (DAPT) in patients receiving a bioabsorbable polymer drug-eluting stent. Gained SYNERGY™ reimbursement in France, the largest drug-eluting stent market in Europe by revenue.

•	Completed enrollment in REPRISE-III, a randomized, controlled trial designed to support U.S. regulatory approval for the Lotus™ Valve System for Transcatheter Aortic Valve Replacement (TAVR).*

•
Acquired the interventional radiology portfolio of CeloNova Biosciences, including its portfolio of drug-eluting microspheres designed to be loaded with chemotherapy drugs for delivery to malignant tumors and other spherical embolic products for uterine fibroids, among other conditions.**

•	Launched the AngioJet™ ZelanteDVT™ Thrombectomy Catheter to treat deep vein thrombosis (DVT) in large-diameter upper and lower limb peripheral veins, in the United States and Europe.

•
Launched the LithoVue™ Single-Use Digital Flexible Ureteroscope for minimally invasive endoscopic procedures to diagnose and treat stones and other conditions of the kidney, ureter and bladder, in the U.S. and Europe.

•
Received CE mark for and began the European launch of the next-generation WATCHMAN FLX™ Left Atrial Appendage Closure Device, which is designed with a lower profile, a closed end and may be fully recaptured and repositioned.***

•
Unveiled data demonstrating a 70 percent greater reduction in back pain relief for patients using the Precision Spectra™ Spinal Cord Stimulator System compared to the previous generation Precision Plus™ system.

•
Announced a collaboration with Accenture Digital Health to offer hospitals ADVANTICS™ Care Pathway Transformation, a data-driven digital health solution to help improve outcomes and reduce costs to treat patients with chronic cardiovascular conditions.

* In the U.S., the Lotus Valve System is an investigational device and not available for sale.  It is CE marked in the European Union.
** Drug-eluting microspheres designed to be loaded with chemotherapy drugs for delivery to cancerous tumors are currently not available for sale in the U.S.
*** The WATCHMAN FLX Device is not available for sale in the U.S. It is CE marked in the European Union.

Worldwide sales for the fourth quarter:

	Three Months Ended		Change
	December 31,		As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
in millions	2015	2014

Interventional Cardiology	$525	$523	0%	$(33)	(6)%	6%
Peripheral Interventions	231	222	4%	(13)	(6)%	10%
Cardiovascular	756	745	1%	(46)	(6)%	7%
Cardiac Rhythm Management	440	468	(6)%	(24)	(5)%	(1)%
Electrophysiology	61	59	3%	(3)	(5)%	8%
Rhythm Management	501	527	(5)%	(27)	(5)%	0%
Endoscopy	343	340	1%	(21)	(6)%	7%
Urology and Pelvic Health	237	140	69%	(14)	(8)%	77%
Neuromodulation	141	134	5%	(2)	(2)%	7%
MedSurg	721	614	18%	(37)	(5)%	23%

Subtotal Core Businesses	1,978	1,886	5%	(110)	(5)%	10%

Divested Businesses	—	1	N/A	—	N/A	N/A

Worldwide Net Sales	$1,978	$1,887	5%	$(110)	(5)%	10%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net loss for the fourth quarter of 2015 was $142 million, or $(0.11) per share. These results included acquisition- and divestiture-, litigation-, and restructuring and restructuring-related net charges, discrete tax items and amortization expense of $504 million (after-tax) or $0.37 per share. Adjusted net income for the fourth quarter of 2015, excluding these net charges, was $362 million, or $0.26 per share.

On a consolidated GAAP basis, net loss for the fourth quarter of 2014 was $299 million, or $(0.23) per share. These results included intangible asset impairment charges, acquisition- and divestiture-, litigation-, and restructuring and restructuring-related net charges, discrete tax items and amortization expense, of $602 million (after-tax) or $0.45 per share. Adjusted net income for the fourth quarter of 2014, excluding these net charges, was $303 million, or $0.22 per share.

Worldwide sales for the full year:

	Twelve Months Ended		Change
	December 31,		As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
in millions	2015	2014

Interventional Cardiology	$2,033	$2,057	(1)%	$(174)	(8)%	7%
Peripheral Interventions	904	850	6%	(60)	(7)%	13%
Cardiovascular	2,937	2,907	1%	(234)	(8)%	9%
Cardiac Rhythm Management	1,807	1,912	(5)%	(117)	(6)%	1%
Electrophysiology	233	227	2%	(14)	(7)%	9%
Rhythm Management	2,040	2,139	(5)%	(131)	(6)%	1%
Endoscopy	1,306	1,323	(1)%	(96)	(7)%	6%
Urology and Pelvic Health	693	535	30%	(35)	(6)%	36%
Neuromodulation	501	472	6%	(9)	(2)%	8%
MedSurg	2,500	2,330	7%	(140)	(6)%	13%

Subtotal Core Businesses	7,477	7,376	1%	(505)	(7)%	8%

Divested Businesses	—	4	N/A	—	N/A	N/A

Worldwide Net Sales	$7,477	$7,380	1%	$(505)	(7)%	8%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net loss for the full year 2015 was $239 million, or $(0.18) per share. These results included intangible asset impairment charges, acquisition- and divestiture-, litigation-, restructuring and restructuring-related charges, pension termination charges, debt extinguishment charges, discrete tax items and amortization expense, of $1.506 billion (after-tax) or $1.11 per share. Adjusted net income for the full year 2015, excluding these net charges, was $1.267 billion, or $0.93 per share.

On a consolidated GAAP basis, net loss for the full year 2014 was $119 million, or $(0.09) per share. These results included intangible asset impairment charges, litigation-, restructuring and restructuring-related charges, acquisition- and divestiture-related net credits, discrete tax items and amortization expense, of $1.248 billion (after-tax) or $0.93 per share. Adjusted net income for the full year 2014, excluding these net charges, was $1.129 billion, or $0.84 per share.

Guidance for Full Year and First Quarter 2016

The company estimates revenue for the full year 2016 to be in a range of $7.900 to $8.100 billion, which versus the prior year period, represents a growth range of approximately 6 to 8 percent on a reported basis, a growth range of approximately 7 to 10 percent on an operational basis, and a growth range of approximately 4 to 7 percent on an organic basis. The company estimates income on a GAAP basis in a range of $0.62 to $0.67 per share, and adjusted earnings, excluding acquisition- and divestiture-, restructuring- and restructuring-related charges, and amortization expense, in a range of $1.03 to $1.07 per share.

The company estimates sales for the first quarter of 2016 in a range of $1.890 to $1.940 billion. The company estimates earnings on a GAAP basis in a range of $0.11 to $0.13 per share. Adjusted earnings, excluding acquisition- and divestiture-, restructuring- and restructuring-related charges, and amortization expense, are estimated in a range of $0.23 to $0.25 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, operational and organic revenue growth rates, GAAP earnings and adjusted earnings for the first quarter and full year 2016; our financial performance; our business plans; and our positioning for revenue and earnings growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Tom Keppeler
508-683-6585 (office)
Media Relations
Boston Scientific Corporation
tom.keppeler@bsci.com

Investors:	Susan Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
in millions, except per share data	2015	2014	2015	2014

Net sales	$1,978	$1,887	$7,477	$7,380
Cost of products sold	573	560	2,173	2,210
Gross profit	1,405	1,327	5,304	5,170

Operating expenses:
Selling, general and administrative expenses	777	752	2,873	2,902
Research and development expenses	244	208	876	817
Royalty expense	17	25	70	111
Amortization expense	135	111	495	438
Intangible asset impairment charges	—	18	19	195
Contingent consideration expense (benefit)	37	37	123	(85)
Restructuring charges	10	32	26	69
Litigation-related charges (credits)	456	637	1,105	1,036
Pension termination charges	—	—	44	—
Gain on divestiture	—	—	—	(12)
	1,676	1,820	5,631	5,471
Operating income (loss)	(271)	(493)	(327)	(301)

Other income (expense):
Interest expense	(59)	(54)	(284)	(216)
Other, net	(8)	(7)	(39)	8
Income (loss) before income taxes	(338)	(554)	(650)	(509)
Income tax expense (benefit)	(196)	(255)	(411)	(390)
Net income (loss)	$(142)	$(299)	$(239)	$(119)

Net income (loss) per common share - basic	$(0.11)	$(0.23)	$(0.18)	$(0.09)
Net income (loss) per common share - assuming dilution	$(0.11)	$(0.23)	$(0.18)	$(0.09)

Weighted-average shares outstanding
Basic	1,345.9	1,326.8	1,341.2	1,324.3
Assuming dilution	1,345.9	1,326.8	1,341.2	1,324.3

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	December 31,	December 31,
in millions, except share data	2015	2014
	(unaudited)	(restated*)
ASSETS
Current assets:
Cash and cash equivalents	$319	$587
Trade accounts receivable, net	1,275	1,183
Inventories	1,016	946
Deferred and prepaid income taxes	496	447
Other current assets	365	443
Total current assets	3,471	3,606

Property, plant and equipment, net	1,490	1,507
Goodwill	6,473	5,898
Other intangible assets, net	6,194	5,606
Other long-term assets	505	407
TOTAL ASSETS	$18,133	$17,024

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$3	$403
Accounts payable	209	262
Accrued expenses	1,970	1,950
Other current liabilities	248	231
Total current liabilities	2,430	2,846

Long-term debt	5,674	3,841
Deferred income taxes	735	1,214
Other long-term liabilities	2,974	2,666

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000 shares -
issued 1,594,213,786 shares as of December 31, 2015 and
1,575,018,236 shares as of December 31, 2014	16	16
Treasury stock, at cost - 247,566,270 shares as of December 31, 2015
and 247,566,270 shares as of December 31, 2014	(1,717)	(1,717)
Additional paid-in capital	16,860	16,703
Accumulated deficit	(8,927)	(8,689)
Accumulated other comprehensive income (loss), net of tax	88	144
Total stockholders' equity	6,320	6,457
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,133	$17,024

*Certain prior year balances related to debt issuance costs have been restated to reflect our adoption of Accounting Standards Codification Update No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.  Amounts reclassified from other long-term assets to long-term debt were not material.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(338)	$196	$(142)	$(0.11)
Non-GAAP adjustments:
Acquisition- and divestiture-related net charges (b)	83	(16)	67	0.05	*
Restructuring and restructuring-related net charges (c)	26	(4)	22	0.02	*
Litigation-related net charges	456	(165)	291	0.21	*
Discrete tax items	—	(9)	(9)	(0.01)	*
Amortization expense	135	(2)	133	0.10	*
Adjusted net income	$362	$—	$362	$0.26

*Assumes dilution of 21.3 million shares for the three months ended December 31, 2015 for all or a portion of these non-GAAP Adjustments

	Three Months Ended December 31, 2014
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(554)	$255	$(299)	$(0.23)
Non-GAAP adjustments:
Intangible asset impairment charges	18	(3)	15	0.01	**
Acquisition- and divestiture-related net charges (d)	69	(8)	61	0.05	**
Restructuring and restructuring-related net charges (e)	48	(11)	37	0.03	**
Litigation-related net charges	637	(228)	409	0.30	**
Discrete tax items	—	(17)	(17)	(0.01)	**
Amortization expense	111	(14)	97	0.07	**
Adjusted net income	$329	$(26)	$303	$0.22

**Assumes dilution of 23.3 million shares for the three months ended December 31, 2014 for all or a portion of these non-GAAP Adjustments

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the three months ended December 31, 2015, pre-tax acquisition- and divestiture-related net charges were $83 million, of which $25 million was recorded in cost of products sold, $15 million was recorded in selling, general and administrative expenses, $6 million was recorded in research and development, and $37 million was recorded as contingent consideration expense.

(c) In the three months ended December 31, 2015, pre-tax restructuring charges were $10 million and pre-tax restructuring- related charges were $16 million, of which $11 million was recorded in cost of products sold and $5 million was recorded in selling, general and administrative expenses.

(d) In the three months ended December 31, 2014, pre-tax acquisition- and divestiture-related net charges were $69 million, of which charges of $11 million were recorded in cost of products sold, charges of $21 million were recorded in selling, general and administrative expenses and $37 million was recorded as contingent consideration expense.

(e) In the three months ended December 31, 2014, pre-tax restructuring charges were $32 million and pre-tax restructuring- related charges were $16 million, of which $9 million was recorded in cost of products sold and $7 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Year Ended December 31, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(650)	$411	$(239)	$(0.18)
Non-GAAP adjustments:
Intangible asset impairment charges	19	(3)	16	0.01	*
Acquisition- and divestiture-related net charges (b)	255	(33)	222	0.17	*
Restructuring and restructuring-related net charges (c)	83	(14)	69	0.05	*
Litigation-related net charges	1,105	(400)	705	0.52	*
Pension termination charges	44	(16)	28	0.02	*
Debt extinguishment charges (d)	45	(16)	29	0.02	*
Discrete tax items	—	(9)	(9)	(0.01)	*
Amortization expense	495	(49)	446	0.33	*
Adjusted net income	$1,396	$(129)	$1,267	$0.93

*Assumes dilution of 21.5 million shares for the twelve months ended December 31, 2015 for all or a portion of these non-GAAP Adjustments

	Year Ended December 31, 2014
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(509)	$390	$(119)	$(0.09)
Non-GAAP adjustments:
Intangible asset impairment charges	195	(30)	165	0.12	**
Acquisition- and divestiture-related net credits (e)	(10)	(24)	(34)	(0.03)	**
Restructuring and restructuring-related net charges (f)	117	(27)	90	0.07	**
Litigation-related net charges	1,036	(377)	659	0.49	**
Discrete tax items	—	(17)	(17)	(0.01)	**
Amortization expense	438	(53)	385	0.29	**
Adjusted net income	$1,267	$(138)	$1,129	$0.84

**Assumes dilution of 23.7 million shares for the twelve months ended December 31, 2014 for all or a portion of these non-GAAP Adjustments

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the twelve months ended December 31, 2015, pre-tax acquisition- and divestiture-related net charges were $255 million, of which $49 million was recorded in cost of products sold, $53 million was recorded in selling, general and administrative expenses, $26 million was recorded in research and development, $123 million was recorded as contingent consideration expense, and $4 million was recorded as interest expense.

(c) In the twelve months ended December 31, 2015, pre-tax restructuring charges were $26 million and pre-tax restructuring- related charges were $57 million, of which $31 million was recorded in cost of products sold and $26 million was recorded in selling, general and administrative expenses.

(d) Debt extinguishment charges are recorded in interest expense.
(e) In the twelve months ended December 31, 2014, pre-tax acquisition- and divestiture-related net credits were $10 million, of which charges of $23 million were recorded in cost of products sold, charges of $83 million were recorded in selling, general and administrative expenses, $85 million was recorded as a contingent consideration benefit, $12 million was recorded as a gain on divestiture and $19 million was recorded as gains on previously held equity interests within Other, net.

(f) In the twelve months ended December 31, 2014, pre-tax restructuring charges were $69 million and pre-tax restructuring- related charges were $48 million, of which $24 million was recorded in cost of products sold and $24 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

SEGMENT NET SALES*	Three Months Ended December 31,			Year Ended December 31,
in millions	2015	2014	Change	2015	2014	Change

Interventional Cardiology	$584	$549	6%	$2,242	$2,092	7%
Peripheral Interventions	252	230	10%	975	861	13%
Cardiovascular	836	779	7%	3,217	2,953	9%

Cardiac Rhythm Management	477	481	(1)%	1,934	1,922	1%
Electrophysiology	66	61	8%	248	228	9%
Rhythm Management	543	542	0%	2,182	2,150	1%

Endoscopy	378	354	7%	1,422	1,343	6%
Urology and Pelvic Health	256	145	77%	735	542	36%
Neuromodulation	144	135	7%	512	474	8%
MedSurg	778	634	23%	2,669	2,359	13%

Subtotal Core Businesses	2,157	1,955	10%	8,068	7,462	8%

Divested Businesses	—	1	N/A	—	4	N/A
Foreign Currency	(179)	(69)	N/A	(591)	(86)	N/A

Worldwide Net Sales	$1,978	$1,887	5%	$7,477	$7,380	1%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

SEGMENT OPERATING INCOME*	Three Months Ended December 31,		Year Ended December 31,
in millions	2015	2014	2015	2014

Segment operating income
Cardiovascular	$240	$202	$972	$767
Rhythm Management	76	80	328	289
MedSurg	266	210	856	746
Operating income allocated to reportable segments	582	492	2,156	1,802
Corporate expenses and currency exchange	(153)	(102)	(486)	(308)
Intangible asset impairment charges; pension termination charges; acquisition-, divestiture-, restructuring-, and litigation-related net charges and credits	(565)	(772)	(1,502)	(1,357)
Amortization expense	(135)	(111)	(495)	(438)
Operating income (loss)	$(271)	$(493)	$(327)	$(301)

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency and sales from divested businesses. Sales generated from reportable segments and divested businesses, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to intangible asset impairment charges; acquisition and divestiture-, restructuring- and litigation-related net charges and credits; pension termination charges; and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) SALES
(Unaudited)

Three Months Ended

	Three Months Ended			Three Months Ended
(in millions)	December 31, 2015			December 31, 2014
	U.S.	International	Total	U.S.	International	Total
Defibrillator systems	$202	$114	$316	$215	$124	$339
Pacemaker systems	58	66	124	60	69	129
CRM products	$260	$180	$440	$275	$193	$468

Year Ended

	Year Ended			Year Ended
(in millions)	December 31, 2015			December 31, 2014
	U.S.	International	Total	U.S.	International	Total
Defibrillator systems	$858	$455	$1,313	$867	$513	$1,380
Pacemaker systems	239	255	494	255	277	532
CRM products	$1,097	$710	$1,807	$1,122	$790	$1,912

BOSTON SCIENTIFIC CORPORATION
SEGMENT AND REGIONAL NET SALES
(Unaudited)

Q4 2015 Segment Revenue Growth as compared to Q4 2014

	MedSurg	Cardiovascular	Rhythm Management	Total BSC
Percentage change in net sales, as reported	18%	1%	(5)%	5%
Less: Impact of Foreign Currency Fluctuations	(5)%	(6)%	(5)%	(5)%
Percentage change in net sales, constant currency	23%	7%	0%	10%
Less: Impact of AMS acquisition	16%	0%	0%	5%
Percentage change in net sales, organic	7%	7%	0%	5%

Q4 2015 Regional Revenue Growth as compared to Q4 2014

	U.S.	Europe	AMEA	Emerging Markets*
Percentage change in net sales, as reported	12%	(2)%	(1)%	3%
Less: Impact of Foreign Currency Fluctuations	—%	(12)%	(8)%	(13)%
Percentage change in net sales, constant currency	12%	10%	7%	16%
Less: Impact of AMS acquisition	7%	5%	1%	1%
Percentage change in net sales, organic	5%	5%	6%	15%

*We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors, and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Full Year 2016 Estimated Revenue Growth Rates

	Full Year 2016 Estimate
	(Low)	(High)
Estimated GAAP sales growth	6%	8%
Less: Estimated Impact of Foreign Currency Fluctuations	(1)%	(2)%
Estimated sales growth, constant currency	7%	10%
Less: Impact of AMS acquisition	3%	3%
Estimated sales growth, organic	4%	7%

Q1 and Full Year 2016 EPS Guidance

	Q1 2016 Estimate		Full Year 2016 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.11	$0.13	$0.62	$0.67

Estimated acquisition and divestiture-related net charges	0.02	0.02	0.05	0.04
Estimated restructuring and restructuring-related charges	0.01	0.01	0.02	0.02
Estimated amortization expense	0.09	0.09	0.34	0.34

Adjusted results	$0.23	$0.25	$1.03	$1.07

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses, changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate revenue growth rates that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure and the non-GAAP financial measures that excludes sales from divested businesses and/or the impacts of recent acquisitions with significant sales is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of recent acquisitions with significant sales, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses, changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and twelve months ended December 31, 2015 and 2014, and for the forecasted three month period ending March 31, 2016 and for the full year ending December 31, 2016, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

•
Intangible asset impairment charges - These charges represent non-cash write-downs of certain intangible asset balances during 2015 and 2014. We remove the impact of non-cash impairment charges from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for us in measuring our ability to generate cash and invest in our growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance, particularly in terms of liquidity.

•
Acquisition- and divestiture-related net charges (credits) - These adjustments consist of (a) contingent consideration fair value adjustments; (b) gains on previously held investments; (c) purchased and/or funded in-process research and development expenses incurred outside of a business combination; (d) due diligence, other fees, inventory step-up amortization, and integration and exit costs; and (e) separation costs and gains primarily associated with the sale of our Neurovascular business in January 2011. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees, inventory step-up amortization, and integration and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions and divestitures that can be highly variable and not representative of ongoing operations. Separation costs and gains on the sale of a business unit primarily represent those associated with the Neurovascular divestiture and are not representative of ongoing operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

•
Restructuring and restructuring-related net charges (credits) - These adjustments represent primarily severance and other direct costs associated with our 2014 Restructuring program. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

•
Litigation-related net charges (credits) - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

•
Debt extinguishment charges - This item represents premiums, accelerated amortization of debt issuance costs and investor discount costs net of interest rate hedge gains related to the early extinguishment of $1.0 billion of public senior notes during the second quarter of 2015. These adjustments are not expected to recur and do not reflect expected ongoing operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

•
Pension termination charges - This item represents charges associated with the termination of the Guidant Retirement Plan, a frozen defined benefit plan. These charges are not expected to recur after 2015 and do not reflect expected ongoing operating results. Accordingly, management has excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

•
Amortization expense - Amortization expense is a non-cash expense and does not impact our liquidity or compliance with the financial covenants included in our credit facility or our term loan facility agreements. Management removes the impact of amortization from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for measuring our ability to generate cash and invest in our growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

•
Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods in conjunction with the purchase accounting for an acquisition or as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges or credits. These adjustments do not reflect expected on-going operating results.

Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Revenue Growth Rates Excluding the Impact of Sales from Divested Businesses, Changes in Foreign Currency Exchange Rates and/or the Impact of Recent Acquisitions with Significant Sales

•
Sales from divested businesses are primarily associated with the Neurovascular divestiture and are not representative of ongoing operations. The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. The impact of recent acquisitions with significant sales in the current period and no prior period equivalent may distort our presentation of operating performance. Accordingly, management excludes the impact of sales from divested businesses, changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales for purposes of reviewing revenue growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses, changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.